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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

                                                       13 WEEKS
                                                         ENDED                      YEAR ENDED
                                                       9/30/2006    -------------------------------------------
(IN THOUSANDS, EXCEPT RATIOS)                         (UNAUDITED)     2006        2005        2004        2003
                                                      -----------   --------   ---------   ----------   -------
Fixed Charges
   Interest and amortization of debt issuance costs
      on all indebtedness                               $ 9,277     $ 36,968   $ 51,703    $  39,783    $40,109
   Add interest element implicit in rentals                 725        2,959      3,296        3,443      3,500
                                                        -------     --------   --------    ---------    -------
      Total fixed charges                               $10,002     $ 39,927   $ 54,999    $  43,226    $43,609
(Loss) Income
   (Loss) Income from continuing operations
      before income taxes                               $(9,226)    $(65,805)  $(76,265)   $(131,194)   $10,071
   Add fixed charges                                     10,002       39,927     54,999       43,226     43,609
                                                        -------     --------   --------    ---------    -------
   (Loss) Income from continuing operations
      before fixed charges and income taxes             $   776     $(25,878)  $(21,266)   $ (87,968)   $53,680
                                                        =======     ========   ========    =========    =======
Ratio of earnings to fixed charges                         0.08        (0.65)     (0.39)       (2.04)      1.23
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